EXHIBIT 11



                               CONSENT OF AUDITORS



           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We consent to the references to our firm in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A of The Elite Group and to the use of our report dated October 15, 1997 on the financial statements and financial highlights of The Elite Income Fund and The Elite Growth & Income Fund, each a series of shares of The Elite Group. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which is incorporated by reference in the Registration Statement and Prospectus.


TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
December 28, 1997